St. Mary Land & Exploration Company
                              Exhibit Index

                    Registration Statement on Form S-3
                         File No. 333- ___________

Exhibit                                      Sequentially
Number    Description of Exhibit             Numbered Pages

1.1       Form of Underwriting Agreement          ____

5.1       Opinion of Cohen Brame & Smith          ____
          Professional Corporation

13.1      The Company's Annual Report on          **
          Form 10-K for the year ended
          December 31, 1995

13.2      The Company's Quarterly Reports on      **
          Form 10-Q for the quarterly periods
          ended March 31, 1996, June 30, 1996
          and September 30, 1996, as amended
          by a Form 10-Q/A dated
          November 15, 1996

13.3      The Company's Current Report on Form    **
          8-K dated June 28, 1996, as amended
          by a Form 8-K/A  dated June 28,
          1996, regarding the acquisition of
          an interest in certain  of the assets
          of Siete Oil and Gas Company

13.4      The Company's Current Report on         **
          Form 8-K dated December 16, 1996
          regarding the sale of the  Company's
          Russian Partnership Interest

13.5      The Company's Current Report on         **
          Form 8-K dated January 27, 1997
          regarding certain exhibits

13.6      The Company's Registration Statement    **
          on Form 8-A filed November 18, 1992

23.1      Consent of Cohen Brame & Smith
          Professional Corporation
          (included in Exhibit 5.1 above)

                    St. Mary Land & Exploration Company
                              Exhibit Index

                    Registration Statement on Form S-3
                         File No. 333- ___________



Exhibit                                      Sequentially
Number    Description of Exhibit             Numbered Pages


23.2      Consent of Coopers & Lybrand L.L.P.

23.3      Consent of Ryder Scott Company



** Incorporated by reference to the Company's Report or Registration Statement filed on the Form and on the date or for the period or periods indicated (Exchange Act File No. 0-20872).

                   ST. MARY LAND & EXPLORATION COMPANY
                 Common Stock (par value $.01 per share)

                         UNDERWRITING AGREEMENT


                                       , 1997




Morgan Keegan & Company, Inc.
A.G. Edwards & Sons, Inc.
Hanifen, Imhoff Inc.
   As representatives of the several Underwriters named in Schedule I hereto,
c/o Morgan Keegan & Company, Inc.
50 North Front Street
Memphis, Tennessee 38103

Ladies and Gentlemen:

         St. Mary Land & Exploration Company, a Delaware corporation (the Company ), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the Underwriters ) an aggregate of 2,000,000 shares of common stock, par value $.01 per share ( Stock ) of the Company and, at the option of the Underwriters, up to 300,000 additional shares of Stock. The aggregate of the 2,000,000 shares to be sold by the Company is herein called the Firm Shares and the aggregate of 300,000 additional shares to be
sold by the Company is herein called the  Optional Shares.   The
Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the Shares.

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) The Company meets the requirements for use of Form S-3 and a registration statement on Form S-3 (File No. 333- ____) in respect of the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the Act), and the rules and regulations thereunder (the Rules and Regulations), and has been filed with the Securities and Exchange Commission (the Commission ); the registration statement, in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to the registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the registration statement, any post-effective amendment thereto or the Rule 462(b) registration statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the registration statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations is hereinafter called a Preliminary Prospectus; the registration statement as amended at the time it became effective (the Effective Date), including all financial statements, schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, is hereinafter collectively called the Registration Statement; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the Prospectus ); any reference herein to the Preliminary Prospectus, Registration Statement and Prospectus shall be deemed to refer to and include the documents incorporated by reference therein and shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, Registration Statement and Prospectus under the Securities Exchange Act of 1934, as amended (the Exchange Act ); if the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Act, then any reference herein to the Registration Statement shall also be deemed to include such Rule 462(b) registration statement; any reference herein to the terms amend, amendment or supplement with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference;

          (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b), at all times subsequent to and including the Time of Delivery (as defined) and, if later, when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder (the Exchange Act Rules and Regulations); on the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Prospectus or any such amendment or supplement did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and each Time of Delivery (as defined in Section 4), the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (c) The documents which are incorporated by reference in the Preliminary Prospectus and the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder (the Exchange Act Rules and Regulations), as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, as applicable; no such documents when they were filed (or, if amendments with respect to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

          (d) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the requirements of the Act and the Exchange Act, and present fairly the consolidated financial condition of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations to be included in the Prospectus; all selected financial, operating and statistical data set forth in the Prospectus under the captions Prospectus Summary, [ Selected Consolidated Financial Statements,] Managements Discussion and Analysis of Financial Condition and Results of Operations, Business and Properties and elsewhere in the Prospectus fairly presents, when read in conjunction with the Company s financial statements and the related notes and schedules, the information set forth therein;

          (e) The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to each Time of Delivery, except as set forth in or contemplated by the Registration Statement and the Prospectus (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries;

          (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its assets and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each direct or indirect subsidiary of the Company (which, for all purposes hereof, shall include Panterra Petroleum (Panterra)) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or has been formed and is validly existing as a general or limited partnership, as the case may be, has power and authority to own, lease and operate its assets and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims, and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of, or partnership or other equity ownership interest in, each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as described in the Prospectus are owned directly or indirectly by the Company), free and clear of all liens, encumbrances, equities or claims;
          (i) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, will not be subject to any preemptive of similar right and will conform to the description of the Stock contained in the Prospectus; Except as set forth in the Prospectus, the Company does not have outstanding, and at the Time of Delivery will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, or any restrictions upon the voting or transfer of, any shares of Stock, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations; the Shares are eligible for trading on the Nasdaq National Market;

          (j) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance on any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended (Certificate of Incorporation), or Restated By-laws (By-laws) of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration of the Shares under the Act and as may be required under the securities or Blue Sky laws of certain jurisdictions and the bylaws and rules of the National Association of Securities Dealers, Inc. (NASD) in connection with the purchase and distribution by the Underwriters of the Shares;

          (k) As of the date hereof, and at each Time of Delivery, neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; each of the Company and its subsidiaries is in possession of and operating in compliance with all leases, concessions, franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business as described in the Prospectus, all of which are valid and in full force and effect other than those which could not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole (a Material Adverse Effect), and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such lease, concession, franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if subject to an unfavorable decisions, would result in a Material Adverse Effect;

          (l) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company;

          (m) The statements set forth in the Prospectus under the caption Description of Common Stock, insofar as they purport to constitute a summary of the terms of the Stock are accurate and complete;

          (n) Except as described in the Prospectus, each of the Company and its subsidiaries has (1) generally satisfactory or good and indefeasible title to all its interest in its oil and gas properties, title investigations having been carried out by or on behalf of such person in accordance with good practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate and (2) good and indefeasible title to all other real property and good and marketable title to all other material properties and assets described in the Prospectus as owned by the Company or its subsidiaries and valid, subsisting and enforceable leases for all of the properties and assets, real or personal, described in the Prospectus as leased by them, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances or charges of any kind, other than those described in the Prospectus;

          (o) Except as described in the Prospectus, as of the date hereof, (i) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company and its subsidiaries have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Company and its subsidiaries in its oil and gas properties;

          (p) As of the date hereof, the aggregate undiscounted monetary liability of the Company and its subsidiaries for oil or natural gas taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company or any of its subsidiaries in oil or natural gas or to receive cash or other payments to balance any disproportionate allocation of oil or natural gas could not have a Material Adverse Effect;

          (q) Other than as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective officers, directors or partners in their capacity as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

          (r) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an investment company or an entity controlled by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended (the Investment Company Act );

          (s) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

          (t) Coopers & Lybrand L.L.P., who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the Rules and Regulations;

          (u) The information underlying the estimates of the reserves of the Company and its subsidiaries, which was supplied by the Company to Ryder Scott & Company (Ryder Scott), independent petroleum engineers, for purposes of preparing the reserve information referenced in the Prospectus (the Reserve Information ), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's ownership interests in properties, was true and correct in all material respects on the date of such Reserve Information; the estimates of future capital expenditures and other future exploration and development costs supplied to Ryder Scott were prepared in good faith and with a reasonable basis; the information provided by Ryder Scott for purposes of preparing the Reserve Information was prepared in accordance with customary industry practices; to the best of the Company's knowledge, Ryder Scott were, as of the date of the Reserve Information prepared by it, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than normal production of the reserves and intervening spot market product price fluctuations described in the Prospectus, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Prospectus and reflected in the Reserve Information; estimates of such reserves and the present value of the future net cash flows therefrom as described in the Prospectus and reflected in the Reserve Information comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act;

          (v) The Company and its subsidiaries (A) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants (Environmental Laws), (B) have received all permits, licenses or other approvals required under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, singularly or in the aggregate, have a Material Adverse Effect. There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or its subsidiaries (or to the knowledge of the Company and its subsidiaries, any of their respective predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company or any subsidiary under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company or any subsidiary, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escape, dumping or releases, a Material Adverse Effect; and the terms hazardous substances and solid wastes shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection;

     (w) There are no persons with registration or similar rights to require registration of any securities of the Company under the Act because of the filing of the Registration Statement or the sale of the shares by the Company to the Underwriters, other than such rights as are described in the Prospectus and have been duly and effectively waived;

     (x) The Company and its subsidiaries and their respective directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

     (y) Neither the Company nor any of its subsidiaries nor, to the Company s knowledge, any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.


         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $ ________, the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company,at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 300,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm
Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Morgan Keegan & Company, Inc., ( Morgan Keegan ) may request upon at least forty-eight hours' prior notice to the Company shall be delivered at the Time of Delivery (as defined below) by or on behalf of the Company to Morgan Keegan for the account of such Underwriter, against payment therefor by certified or official bank checks payable in New York Clearing House (next-day) funds to the order of the Company. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of [Morgan Keegan, 50
N. Front Street, Memphis, Tennessee 38103] (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 8:30 a.m., Central daylight
time on       , 1997 or such other time and date as Morgan Keegan
and the Company may agree in writing, and with respect to the Option Shares, 8:30 a.m., Central daylight time, on the date specified by Morgan Keegan in the written notice given by Morgan Keegan of the Underwriters' election to purchase such Optional Shares, or such other time and date as Morgan Keegan and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the First Time of Delivery , such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the Second Time of Delivery , and each such time and date for delivery is herein called a Time of Delivery .


         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to
Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(i) hereof will be delivered at the offices of
                (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Central daylight time, on the business day next preceding Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 4, business day shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Underwriters as follows:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to prepare and file with the Commission, promptly upon your request, any amendments of or supplements to the Registration Statement or Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Shares; to make no further amendment or any supplement to the Registration Statement or Prospectus or file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;


         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) Prior to 9:00 a.m., Central daylight time, on the business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and amend the Registration Statement, supplement the Prospectus or file such document and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

         (d) If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act by the earlier of (i) 10:00 p.m., Washington, D.C. time, on the date of this Agreement, or (ii) the time that confirmation are given or sent, as specified by Rule 462(b)(2);

         (e) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the Effective Date (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

         (f) During the period beginning from the date hereof and continuing to and including the date 120 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on the date of this Agreement), without the prior written consent of Morgan Keegan;

         (g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective Date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

         (h) During a period of five years from the Effective Date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

         (i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";
and

         (j) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers
Automated Quotations National Market ( NASDAQ ).

          6.   The Company covenants and agrees with the several
Underwriters that the Company will pay or cause to be paid, the following:

         (a) The fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, Preliminary Prospectus and Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

         (b) The cost of printing or producing any Agreement among Underwriters, this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;


         (c) All fees and expenses in connection with listing the Shares on the Nasdaq National Market;

         (d) The filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares;

         (e)  The cost of preparing stock certificates;

         (f) The cost and charges of any transfer agent or registrar; and

         (g) All other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

         It is understood, that except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (x) 10:00 p.m., Washington, D.C. time, on the date of this Agreement; or (y) at such later date and time as may be approved by a majority in interest of the Underwriters; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b)  Butler & Binion, L.L.P., counsel for the
Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Cohen Brame & Smith Professional Corporation, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority
(corporate and other) to own, lease and operate its assets and conduct its business as described in the Prospectus;

              (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims; and the Shares conform to the description of the Stock contained in the Prospectus;

              (iii) The Company has been duly qualified as a foreign corporation for the transaction of business in, and is in good standing under the laws of, each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

              (iv) Each direct or indirect subsidiary of the Company (including Panterra) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or is duly formed and validly existing as a general or limited partnership under the laws of its state of formation, as the case may be, has power and authority to own, lease and operate its assets and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its activities requires such qualification; all of the issued shares of capital stock of, or partnership or other equity ownership interest in, each such subsidiary have been duly and validly authorized and issued, arefully paid and non-assessable, and (except for as described in the Prospectus as owned directly or indirectly by the Company), free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

              (v) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries, or any of their respective officers, directors or partners in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position stockholders' equity or results of operations of the Company and its subsidiaries;

              (vi) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company;

              (vii) The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance on any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

              (viii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consent as may be required under the bylaws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters;

              (ix) To the extent summarized therein, all contracts and agreements summarized in the Registration Statement and the Prospectus are fairly summarized therein, conform in all material respects to the descriptions thereof contained therein, and, to the extent such contracts or agreements or any other material agreements are required under the Act or the Rules and Regulations thereunder to be filed as exhibits to the Registration Statement, they are so filed; and such counsel does not know of any contracts or other documents required to be summarized or disclosed in the Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein) or to be so filed as an exhibit to the Registration Statement, which have not been so summarized, disclosed or filed;

              (x) The statements set forth in the Prospectus under the caption Description of Common Stock , insofar as they purport to constitute a summary of the terms of the Stock, are accurate, complete and fair;

              (xi) The Company is not an investment company or an entity controlled by an investment company, as such terms are defined in the Investment Company Act;

              (xii) To the best of such counsel's knowledge, except as have been waived at the Time of Delivery, there are no persons with registration or similar rights to have any securities of the Company registered pursuant to the Registration Statement;

              (xiii) The Registration Statement is effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission; and


               (xiv) Such counsel (A) is of the opinion that the Registration Statement and the Prospectus and any amendment or supplement thereto (including any document incorporated by reference into the Prospectus), as of their respective effective dates and as of each Time of Delivery, complied in all material respects with the requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations (it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial data contained in the Registration Statement, the Prospectus or the documents incorporated by reference therein), and the conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied; and (B) has no reason to believe that the Registration Statement or any amendment or supplement thereto, at the time such Registration Statement or amendment or supplement became effective, or the Prospectus or any amendment or supplement thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus or any amendment or supplement thereto), as of its date and as of each Time of Delivery, contained or contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (d) On the date of the Prospectus, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Coopers & Lybrand L.L.P. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

     (e) Ryder Scott, such firm constituting independent petroleum engineering consultants, shall have delivered to you on the date of this Agreement a letter (the "Reserve Letter") and also at each Time of Delivery a letter dated the date of such Time of Delivery, in each case in form and substance reasonably satisfactory to you, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given or incorporated in the Prospectus as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respects to the oil and gas reserves of the Company.

     (f)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given or incorporated by reference in the Prospectus there shall not have been any change in the capital stock or long- term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the representatives of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Tennessee state authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause
(iv) in the judgment of the representatives of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (h) The Shares at such Time of Delivery shall have been duly listed for quotation on the Nasdaq National Market; and

         (i) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section.

         8. (a)    The Company will indemnify and hold harmless
each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement made by the Company in Section 1(a) of this Agreement and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Morgan Keegan expressly for use therein.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Morgan Keegan, expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contributeany amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.


         9.(a)     If any Underwriter shall default in its
obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which suchUnderwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non- defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          10.  The respective indemnities, agreements,
representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         11.  If this Agreement shall be terminated pursuant to
Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Morgan Keegan on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Morgan Keegan & Company, Inc., 50 North Front Street, Memphis, Tennessee 38103, Attention:
Rick Hunter; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

          13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
          14. Time shall be of the essence of this Agreement. Except as provided in Section 4 hereof, as used herein, the term business day shall mean any day when the Commission's office in Washington, D.C. is open for business.

          15.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE.

          16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the representatives of the Underwriters plus one for each counsel, in any counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.


                         Very truly yours,

                         St. Mary Land & Exploration Company


                         By:

                         Name:

                         Title:




Accepted as of the date hereof
Morgan Keegan & Company, Inc.
A.G. Edwards & Sons, Inc.
Hanifen, Imhoff Inc.


By:
      Morgan Keegan & Company, Inc.


On behalf of each of the Underwriters
SCHEDULE I





                    FIRM                     NUMBER OF OPTIONAL
UNDERWRITER         SHARES TO BE PURCHASED   IF MAXIMUM OPTION
                                             EXERCISED


Morgan Keegan
& Company, Inc.

A.G. Edwards
& Sons, Inc.

Hanifen, Imhoff
Inc.

ANNEX I

FORM OF COMFORT LETTER


         Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

         (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

         (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act, the Rules and Regulations thereunder, the Exchange Act and the Exchange Act Rules and Regulations; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the Representatives );


         (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

         (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

          (v)  They have compared the information in
theProspectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

         (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

              (A) (i) the unaudited consolidated statements of income,consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or
(ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

              (B) any other unaudited income statement data and balance sheet items included or incorporated by reference in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Prospectus;

              (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause
(A) and any unaudited income statement data and balance sheet items included or incorporated by reference in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Prospectus;

              (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

              (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

              (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

         (vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs
(iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear or are incorporated by reference in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.